                                                                     EXHIBIT 2.1

                               SECOND AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER

         This Second Amendment to Agreement and Plan of Merger is made as of December 15, 2004 among SurgiCare, Inc., a Delaware corporation ("SurgiCare"), DCPS/MBS Acquisition, Inc., a Texas corporation ("Newco"), Dennis Cain Physician Solutions, Ltd., a Texas limited partnership ("DCPS"), Medical Billing Services, Inc., a Texas corporation ("MBS"), and the sellers party thereto (the "Sellers").

                                    RECITALS

         SurgiCare, Newco, DCPS, MBS and the Sellers are parties to an Amended and Restated Agreement and Plan of Merger dated as of July 16, 2004, and the First Amendment to Agreement and Plan of Merger dated as of September 9, 2004 (as so amended, the "Merger Agreement"), which provides for the merger of Newco with and into MBS and the transfer of the limited partnership interests in DCPS and the limited liability company interest of the general partner of DCPS, Dennis Cain Management, L.L.C., to SurgiCare, and the subsequent contribution of such limited partnership and limited liability company interests to MBS. SurgiCare, Newco, DCPS, MBS and the Sellers wish to amend the Merger Agreement as set forth herein (as so amended, the "Amended Merger Agreement").

                                    AGREEMENT

         In consideration of the foregoing, and the representations, warranties, covenants and conditions set forth or referred to below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Certain Definitions. Terms defined in the Amended Merger Agreement and not otherwise defined herein are used herein with the meanings so defined.

2. Amendments to Merger Agreement. SurgiCare, Newco, DCPS, MBS and the Sellers hereby agree that, effective as of the date hereof, the Merger Agreement is hereby amended as follows:

         2.1. Amendment to Glossary of Defined Terms. The Glossary of Defined Terms is hereby amended by adding a reference to "MBS Note Balance Section 2.07(d)" and a reference to "MBS Notes" Section 2.01(a)".

         2.2. Amendment to Section 2.01(a)(i). Section 2.01(a)(i) is hereby amended to read in its entirety as follows:

                  "(i) except as otherwise set forth in Section 2.01(a)(iv), all shares of MBS Common Stock (collectively, the "MBS Common Shares") issued and outstanding immediately prior to the MBS Effective Time (other than any MBS Common Shares to be canceled pursuant to Section 2.01(a)(ii)) shall be canceled and automatically converted into the right to receive, in the aggregate:

                           A. (1) $1,400,000 in cash, if the Five Day Average
                  Price is equal to or greater than $0.70, or (2) $1,500,000 in cash, if the Five Day Average Price is less than $0.70 (the "MBS Cash Consideration");

                           B. (1) a number of SurgiCare Class C Common Shares
                  equal to the product of 10,400,000 multiplied by the Reverse Split Fraction, if the Five Day Average Price is equal to or greater than $0.70, or (2) a number of SurgiCare Class C Common Shares equal to the product of 7,878,800 multiplied by the Reverse Split Fraction, if the Five Day Average Price is less than $0.70 (the "MBS Share Consideration"); and

                           C. subordinated promissory notes of SurgiCare,
                  substantially in the form attached hereto as Exhibit B, in the aggregate principal amount of $500,000, if the Five Day Average Price is less than $0.70 (the "MBS Notes");"

         2.3. Amendment to Section 2.01(c). Section 2.01(c) is hereby amended to read in its entirety as follows:

                  "(c) Allocation of Consideration. The MBS Cash Consideration, MBS Share Consideration and MBS Notes, if any, and any additions thereto or subtractions therefrom in accordance with Section 2.07, shall be allocated among the MBS Sellers according to the percentages (the "Stockholder Percentages") set forth on Schedule 2.01(c)(i) hereto. The DCPS Cash Consideration, DCPS Share Consideration and DCPS Notes, and any additions thereto or subtractions therefrom in accordance with Section 2.07, shall be allocated among the DCPS Sellers according to the percentages set forth on Schedule 2.01(c)(ii) hereto."

         2.4. Amendment to Section 2.02. Section 2.02 is hereby amended to read in its entirety as follows:

                  "SECTION 2.02 Deliveries at the Closing. At the Closing, (i) SurgiCare will deliver to DCPS and MBS the various certificates, instruments and documents referred to in Section 7.03 below, (ii) DCPS and MBS will deliver to SurgiCare the various certificates, instruments and documents referred to in Section 7.02 below, (iii) each of the Sellers will deliver to SurgiCare certificates (to the extent applicable) representing all of his MBS Common Shares or DCPS Interests, as applicable, endorsed in blank or accompanied by duly executed assignment documents, (iv) SurgiCare will deliver to Smith (a) certificates representing the MBS Share Consideration, (b) the MBS Notes, if any, and (c) by wire transfer of immediately available funds, to such account as Smith has specified in writing to SurgiCare at least two business days prior to the Closing Date, the MBS Cash Consideration, and (v) SurgiCare will deliver to Cain (a) certificates representing the DCPS Share Consideration, (b) the DCPS Notes and (c) by wire transfer of immediately available funds, to such account as Cain has specified in writing to SurgiCare at least two business days prior to the Closing Date, the DCPS Cash Consideration."

         2.5. Amendment to Section 2.07(c). Section 2.07(c) is hereby amended to read in its entirety as follows:

                           "(c) Additional Acquisition Consideration. The Sellers may be eligible to receive additional Acquisition Consideration consisting of an aggregate of up to a maximum of $1,125,000 in cash and up to a maximum number of SurgiCare Class A Common Shares equal to 4,500,000 multiplied by the Reverse Split Fraction, as set forth in this Section 2.07(c) and subject to Section 2.07(e).

                                    (i) With respect to the years ended December
                  31, 2004 and December 31, 2005, if the aggregate amount of the Newco EBITDA for such years is greater than $2,000,000 (any such amounts in excess of $2,000,000 being referred to herein as the "Newco EBITDA Excess"):

                                    A. the MBS Cash Consideration shall be
                           increased by an amount equal to the product of 25% multiplied by the Newco EBITDA Excess; provided, however, in no event shall the MBS Cash Consideration be increased by more than an aggregate of $562,500 pursuant to this Section 2.07(c)(i)(A);

                                    B. the DCPS Cash Consideration shall be
                           increased by an amount equal to the product of 25% multiplied by the Newco EBITDA Excess; provided, however, in no event shall the DCPS Cash Consideration be increased by more than an aggregate of $562,500 pursuant to this Section 2.07(c)(i)(B);

                                    C. the MBS Share Consideration shall be
                           increased by an amount of SurgiCare Class A Common Shares equal to the product of 75% multiplied by a fraction, the numerator of which is the Newco EBITDA Excess, and the denominator of which is the quotient of (1) $0.75 divided by (2) the Reverse Split Fraction; provided, however, in no event shall the MBS Share Consideration be increased pursuant to this
                           Section 2.07(c)(i)(C) by more than an aggregate number of SurgiCare Class A Common Shares equal to the product of (x) 2,250,000 multiplied by (y) the Reverse Split Fraction; and

                                    D. the DCPS Share Consideration shall be
                           increased by an amount of SurgiCare Class A Common Shares equal to the product of 75% multiplied by a fraction, the numerator of which is the Newco EBITDA Excess, and the denominator of which is the quotient of (1) $0.75 divided by (2) the Reverse Split Fraction; provided, however, in no event shall the DCPS Share Consideration be increased pursuant to this Section 2.07(c)(i)(D) by more than an aggregate number of SurgiCare Class A Common Shares equal to the product of (x) 2,250,000 multiplied by (y) the Reverse Split Fraction.

                                    (ii) Any increase to the MBS Cash
                  Consideration or the DCPS Cash Consideration to be made under this Section 2.07(c) will be paid (or caused to be paid) by SurgiCare, without interest, by wire transfer of immediately available funds to an account or accounts designated by Smith (in the case of the MBS Cash Consideration) or Cain (in the case of the DCPS Cash Consideration), promptly after the final determination of the amount of Newco EBITDA for the year ended December 31, 2005 (whether by lack of disagreement with the initial determination, resolution of any disagreement with the initial determination by the parties, or resolution through submission of any dispute to the Accountants), but in no event later than ten days after such final determination. Notwithstanding anything to the contrary in this Section 2.07(c), the right of the Sellers to receive any cash payment pursuant to the terms of this Section 2.07(c) shall be subject to the terms of the Subordination Agreement. If payment of all or any portion of any amount due under this Section 2.07(c) is not permitted by the Subordination Agreement, then interest, compounded on an annual basis, will accrue on the unpaid balance at the rate of 8% per annum from the date such payment is due until the date such payment is made, and payment of such amount (together with such interest) shall be made (or caused to be made) by SurgiCare on the earliest date as of which such payment may be made in compliance with the Subordination Agreement. Any increase to the MBS Share Consideration or the DCPS Share Consideration to be made under this Section 2.07(c) will be satisfied by SurgiCare by delivery to Smith (in the case of the MBS Share Consideration) or Cain (in the case of the DCPS Share Consideration), of certificates representing such increase to the MBS Share Consideration or DCPS Share Consideration, in either case promptly after the final determination of the amount of Newco EBITDA for the year ended December 31, 2005 (whether by lack of disagreement with the initial determination, resolution of any disagreement with the initial determination by the parties, or resolution through submission of any dispute to the Accountants), but in no event later than ten days after such final determination; provided, however, that any issuance of SurgiCare Class A Common Shares to a Seller hereunder will be conditioned upon SurgiCare receiving from such Seller satisfactory assurances that the representations and warranties set forth in Section 4.24 of this Agreement remain true and correct in all respects with regards to such Seller as of the date of such issuance."

         2.6. Amendment to Section 2.07(d). Section 2.07(d) is hereby amended to read in its entirety as follows:

                           (d) Reduction of Acquisition Consideration. The Sellers may be required to forfeit a portion of the Acquisition Consideration, as set forth in this Section 2.07(d) and subject to
         Section 2.07(e).

                                    (i) With respect to the years ended December
                  31, 2004 and the year ended December 31, 2005, if the aggregate amount of the Newco EBITDA for such years is less than $2,000,000 (the amount of shortfall below $2,000,000 being referred to herein as the "Newco EBITDA Shortfall"):

                                    A. (1) the outstanding principal amount of
                           the MBS Notes (the "MBS Note Balance") shall be reduced by an amount equal to the lesser of (x) the product (the "MBS EBITDA Shortfall Amount") of 1.25 multiplied by the

                           Newco EBITDA Shortfall and (2) the DCPS Note Balance, and any interest accrued but unpaid on such reduced principal amount shall be forfeited;

                                    B. the outstanding principal amount of the
                           DCPS Notes (the "DCPS Note Balance") shall be reduced by an amount equal to the lesser of (1) the product (the "DCPS EBITDA Shortfall Amount") of 1.25 multiplied by the Newco EBITDA Shortfall and (2) the DCPS Note Balance, and any interest accrued but unpaid on such reduced principal amount shall be forfeited;

                                    C. to the extent that the MBS EBITDA
                           Shortfall Amount is greater than the MBS Note Balance, upon the written election of SurgiCare, the MBS Share Consideration shall be reduced by an amount of SurgiCare Class C Common Shares which, if converted, would represent a number of Class A Common Shares equal to the quotient of (1) the difference between the MBS EBITDA Shortfall Amount and the MBS Note Balance divided by (2) the quotient of (a) $0.33 divided by (b) the Reverse Split Fraction; and

                                    D. to the extent that the DCPS EBITDA
                           Shortfall Amount is greater than the DCPS Note Balance, upon the written election of SurgiCare, the DCPS Share Consideration shall be reduced by an amount of SurgiCare Class C Common Shares which, if converted, would represent a number of Class A Common Shares equal to the quotient of (1) the difference between the DCPS EBITDA Shortfall Amount and the DCPS Note Balance divided by (2) the quotient of (a) $0.33 divided by (b) the Reverse Split Fraction.

                                    (ii) Any decrease to be made under this
                  Section 2.07(d) to (A) the MBS Share Consideration will be satisfied by Smith by delivery to SurgiCare of certificates representing such decrease to the MBS Share Consideration, endorsed in blank or accompanied by duly executed assignment documents with a medallion signature guarantee, or (B) the DCPS Share Consideration will be satisfied by Cain by delivery to SurgiCare of certificates representing such decrease to the DCPS Share Consideration, endorsed in blank or accompanied by duly executed assignment documents with a medallion signature guarantee, in either case promptly after the final determination of the amount of Newco EBITDA for the year ended December 31, 2005 (whether by lack of disagreement with the initial determination, resolution of any disagreement with the initial determination by the parties, or resolution through submission of any dispute to the Accountants), but in no event later than ten days after such final determination.

                                    (iii) Until such time as no decrease to the
                  Acquisition Consideration received by a Seller can be made pursuant to this Section 2.07(d), including a decrease in the Acquisition Consideration resulting from a sale of the Surviving Corporation pursuant to Section 2.07(e), (A) such Seller will not, without the prior written consent of SurgiCare, directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender, encumber, engage in a Constructive Sale or otherwise dispose of in any manner any of the SurgiCare Class C Common Shares received by such Seller as part of the Acquisition Consideration (or SurgiCare Class A Common Shares into which such SurgiCare Class C Common Shares have been converted), or offer, consent or agree to do any of the foregoing, (B) such SurgiCare Class C Common Shares (or SurgiCare Class A Common Shares, if applicable) shall bear a legend disclosing the existence of the restrictions contained herein and (C) SurgiCare may, without the consent of such Seller, deliver stop transfer instructions to SurgiCare's transfer agent with respect to such SurgiCare Class C Common Shares (or SurgiCare Class A Common Shares, if applicable)."

         2.7. Amendment to Section 2.07(e). Section 2.07(e) is hereby amended to read in its entirety as follows:

                           (e) Effect of Termination Without Cause or Sale of the Surviving Corporation. Sections 2.07(c) and 2.07(d) are subject to the following provisions in the event that (1) SurgiCare sells (a "Newco Sale Event") all of the capital stock, or all or substantially all of the assets, of the Surviving Corporation to an unaffiliated third party (other than in connection with an acquisition of all or substantially all of SurgiCare and other than any sale pursuant to the ROFR granted by Section 6.11 hereof) or (2) the employment of Cain or Smith is terminated by SurgiCare without "Cause" (as defined in the employment agreements referenced in Section 7.02) (a "Qualifying Termination"), in either case prior to the second anniversary of the Closing Date.

                                    (i) If a Newco Sale Event or a Qualifying
                  Termination of Smith occurs on or prior to December 31, 2005,
                  (x) the aggregate Newco EBITDA for the years ended December 31, 2004 and December 31, 2005 shall be deemed to be $4,250,000 solely for purposes of Sections 2.07(c)(i)(A), 2.07(c)(i)(C), 2.07(d)(i)(A) and 2.07(d)(i)(C), and (y)
                  Section 2.07(d) shall terminate and be of no further force or effect with respect to Smith, the MBS Notes, if any, or the MBS Share Consideration following the date of such Newco Sale Event or Qualifying Termination.

                                    (ii) If a Newco Sale Event or a Qualifying
                  Termination of Cain occurs on or prior to December 31, 2005,
                  (x) the aggregate Newco EBITDA for the years ended December 31, 2004 and December 31, 2005 shall be deemed to be $4,250,000 solely for purposes of Sections 2.07(c)(i)(B), 2.07(c)(i)(D), 2.07(d)(i)(B) and 2.07(d)(i)(D), and (y)
                  Section 2.07(d) shall terminate and be of no further force or effect with respect to Cain, the DCPS Notes or the DCPS Share Consideration following the date of such Newco Sale Event or Qualifying Termination.

         2.8. Amendment to Section 2.09. Section 2.09 is hereby amended to read in its entirety as follows:

                  "SECTION 2.09 MBS Representative. Each MBS Seller hereby appoints Smith as the agent, proxy and attorney-in-fact for the MBS Sellers for all purposes under this Agreement (including without limitation full power and authority to act on the MBS Sellers' behalf) to take any action, should he elect to do so in his sole discretion,
         (i) to consummate the transactions contemplated under this Agreement,
         (ii) in the event of such consummation,
         to receive on behalf of each MBS Seller such MBS Seller's Stockholder Percentage of the MBS Cash Consideration, the MBS Share Consideration and the MBS Notes, if any, (iii) to pay to each MBS Seller his, her or its Stockholder Percentage of the MBS Cash Consideration, the MBS Share Consideration and the MBS Notes, if any, (iv) to execute and deliver, should he elect to do so in his sole discretion, on behalf of the MBS Sellers any amendment to this Agreement so long as such amendment shall apply to all parties to this Agreement, and (v) to take all other actions to be taken by or on behalf of the MBS Sellers and exercise any and all rights which the MBS Sellers are permitted or required to do or exercise under this Agreement."

         2.9. Amendment to Section 3.25. Section 3.25 is hereby amended to read in its entirety as follows:

                  "SECTION 3.25 Offering Valid. Assuming the accuracy of the representations and warranties of the Sellers contained in Section 4.24, the offer, sale and issuance of the SurgiCare Class C Common Shares (and, if applicable, SurgiCare Class A Common Shares), the MBS Notes, if any, and the DCPS Notes in the Acquisitions will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither SurgiCare nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the SurgiCare Class C Common Shares, SurgiCare Class A Common Shares, MBS Notes or DCPS Notes to any Person or Persons so as to bring the sale of such SurgiCare Class C Common Shares, SurgiCare Class A Common Shares, MBS Notes or DCPS Notes by SurgiCare within the registration provisions of the Securities Act or any state securities laws. SurgiCare has made or will, in accordance with all time periods under applicable laws, make all requisite filings and has taken or will take all action necessary to be taken to comply with such state securities or "blue sky" laws. All prior issuances of SurgiCare's securities have been conducted in conformity with all applicable securities laws."

         2.10. Amendment to Section 4.24. Section 4.24 is hereby amended to read in its entirety as follows:

                  "SECTION 4.24 Investment Representations. The Sellers have been advised that neither the SurgiCare Class C Common Shares (and, if applicable, SurgiCare Class A Common Shares) constituting the MBS Share Consideration and the DCPS Share Consideration, nor the MBS Notes, if any, nor the DCPS Notes have been registered under the Securities Act or any state securities laws and, therefore, such SurgiCare Class C Common Shares, SurgiCare Class A Common Shares, MBS Notes and DCPS Notes may not be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Sellers are aware that SurgiCare is under no obligation to effect any such registration with respect to such SurgiCare Class C Common Shares, SurgiCare Class A Common Shares, MBS Notes or DCPS Notes or to file for or comply with any exemption from registration. Each Seller is receiving the SurgiCare Class C Common Shares, SurgiCare Class A Common Shares, MBS Notes and DCPS Notes to be acquired by such Seller hereunder for his own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act. Each Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Each Seller is an accredited investor as that term is defined in Regulation D under the Securities Act."

         2.11. Amendment to Section 9.03(a). Section 9.03(a) is hereby amended to read in its entirety as follows:

                  "(a) "Acquisition Consideration" means the MBS Cash Consideration, the DCPS Cash Consideration, the MBS Share Consideration, the DCPS Share Consideration, the MBS Notes, if any, and the DCPS Notes."

         2.12. Amendment to Section 9.13. Section 9.13 is hereby amended to read in its entirety as follows:

                  "SECTION 9.13 Set-Off. Amounts owing by any Seller to SurgiCare or Newco under Section 2.07 of this Agreement may, but shall not be required to, be set-off against any amounts owing by SurgiCare or Newco to the Sellers under any provision of this Agreement (including without limitation Section 2.07), the MBS Notes, if any, or the DCPS Notes."

         2.13. Amendment to Exhibit B. Exhibit B, the Form of Seller Note, is hereby replaced in its entirety with Exhibit A hereto.

3. Miscellaneous.

         3.1. Entire Agreement. This Agreement, the Amended Merger Agreement and the other agreements referred to herein and therein set forth the entire understanding between the parties hereto with respect to the subject matter hereof and thereof. Except to the extent specifically amended hereby, the provisions of the Merger Agreement shall remain unmodified, and the Amended Merger Agreement is hereby confirmed as being in full force and effect.

         3.2. Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their respective permitted successors, assigns, heirs and representatives.

         3.3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

         3.4. Governing Law. This Agreement and all claims arising hereunder or in connection herewith shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed and to be performed in that state and without regard to any applicable conflicts of law principles.

                                                Second Amendment to Merger Agrt.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound by the terms hereof, have caused this Agreement to be executed, under seal, as of the date first above written by their officers or other representatives thereunto duly authorized.

SURGICARE:                                 SURGICARE, INC.

                                           By:  /s/ Keith LeBlanc
                                              ----------------------------------
                                           Name:  Keith LeBlanc
                                           Title: Chief Executive Officer

NEWCO:                                     DCPS/MBS ACQUISITION, INC.

                                           By:  /s/ Keith LeBlanc
                                              ----------------------------------
                                           Name:  Keith LeBlanc
                                           Title: President

DCPS:                                      DENNIS CAIN PHYSICIAN SOLUTIONS, LTD.

                                           By:  /s/ Dennis Cain
                                              ----------------------------------
                                           Name:  Dennis Cain
                                           Title: President

DCPS SELLERS:                              By:  /s/ Dennis Cain
                                              ----------------------------------
                                              Dennis Cain

                                           By:  /s/ Valerie Cain
                                              ----------------------------------
                                              Valerie Cain

MBS:                                       MEDICAL BILLING SERVICES, INC.

                                           By:  /s/ Tom M. Smith
                                              ----------------------------------
                                           Name:  Tom M. Smith
                                           Title: President

MBS SELLERS:                               By:  /s/ Tom M. Smith
                                              ----------------------------------
                                              Tom M. Smith

                                           By:  /s/ John Pruitt
                                              ----------------------------------
                                              John Pruitt

                                           By:  /s/ Jane Barnes
                                              ----------------------------------
                                              Jane Barnes

                                    EXHIBIT A

                               FORM OF SELLER NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. FURTHERMORE, THIS NOTE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED HEREIN.

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE AND JUNIOR, IN THE MANNER AND TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENT REFERRED TO HEREIN, TO ALL SENIOR INDEBTEDNESS REFERRED TO THEREIN, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

                             ORION HEALTHCORP, INC.

                      SUBORDINATED NOTE DUE _________, 2007

$500,000.00                                                 _______, 2004

FOR VALUE RECEIVED, the undersigned, Orion HealthCorp, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of [Seller] [("DCPS Seller") or ("MBS Seller"), as applicable] or registered permitted assigns (such original payee or any such assignee from time to time, the "Noteholder"), at the address set forth in Section 9.02 of the Agreement and Plan of Merger referred to in Section 1 hereof, or at such other place as the Noteholder shall from time to time have designated to the Company in writing, on ________, 2007 (the "Maturity Date"), Five Hundred Thousand Dollars ($500,000.00), and to pay interest thereon as provided in Section 2 hereof.

1. THE NOTE. This Note (the "Note") is issued pursuant to Section 2.01 of the Amended and Restated Agreement and Plan of Merger dated as of July 16, 2004, as amended by First Amendment to Agreement and Plan of Merger, dated as of September 9, 2004, and Second Amendment to Agreement and Plan of Merger dated as of December 15, 2004, among the Company, DCPS/MBS Acquisition, Inc., Dennis Cain Physician Solutions, Ltd., Medical Billing Services, Inc. and the sellers party thereto, as amended to date (as so amended to date, the "Agreement and Plan of Merger"). This Note, together with any notes issued in exchange for it, are collectively referred to herein as the "Notes". Certain terms are used in this Note as specifically defined herein.

2. INTEREST PROVISIONS. This Note shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) from the date hereof, on the principal amount hereof from time to time unpaid, to and including the maturity hereof and repayment of all sums due hereunder, at a rate per annum equal to 8%. Interest shall be payable monthly on the last day of each month (each an "Interest Payment Date"), commencing on [____________, 2004]. Payments of principal and interest hereunder shall be made by mailing a check in the amount thereof to the Noteholder at its address appearing in the register maintained by the Company pursuant to Section 5 hereof.

         Notwithstanding any provisions of this Note, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law.

3. PAYMENT PROVISIONS. The Company covenants that so long as any of the Notes are outstanding:

         3.1. Payment at Maturity of the Note. Subject at all times to the Subordination Agreement, on the Maturity Date, or on any accelerated maturity of the Notes permitted hereby and thereby, the Company will pay the entire principal amount of this Note then outstanding, together with all accrued and unpaid interest thereon.

         3.2. Voluntary Prepayments. Subject at all times to the Subordination Agreement, the Company may at any time and from time to time prepay all or part of the principal amount of the Note then outstanding without penalty or premium.

         3.3. Notice of Prepayments. Notice of each voluntary prepayment of the Note pursuant to Section 3.2 hereof shall be given in accordance with Section
9.02 of the Agreement and Plan of Merger not fewer than three days before the prepayment date, in each case by mailing to the Noteholder a notice of intention to prepay specifying the date of prepayment, the aggregate amount of the Note to be prepaid on such date, the principal amount of the Note to be prepaid on such date held by the Noteholder, and the accrued interest applicable to such prepayment.

         3.4. Payment and Interest Cut-Off. Upon each prepayment of the Note, in whole or in part, the Company will pay to the Noteholder the amount of the Note to be prepaid, as set forth in the notice delivered pursuant to Section 3.3 hereof, together with unpaid interest in respect thereof accrued to and including the prepayment date.

         3.5. Setoff. The Company may, at its sole option, at any time and from time to time discharge any payment obligation under this Note by setoff against all or any part of any payment obligation owing by the original Noteholder pursuant to the Agreement and Plan of Merger, including without limitation any payment obligation under Section 2.07(d) thereof.

4. DEFAULTS.

         4.1. If any one or more of the following events (each such event being an "Event of Default") shall happen, that is to say:

                  4.1.1 The Company shall fail to make any payment in respect of principal of or interest on the Note (other than interest not so paid as a result of the applicability of restrictions contained in the Subordination Agreement) as the same shall become due whether at maturity, by acceleration or otherwise, and such failure shall continue uncured and unremedied for 15 business days after the Noteholder has provided notice thereof to the Company; or

         4.1.2 The Company shall:

                           (a) commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code");

                           (b) have commenced against it an involuntary case under said Bankruptcy Code and the petition is dismissed within 60 days of the commencement of the case; or

                           (c) have appointed for it a custodian (as defined in the Bankruptcy Code) to take charge of all or substantially all of its property; or

                           (d) have filed against it any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect, which such proceeding remains undismissed for a period of 60 days or shall suffer the appointment of any receiver or custodian or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of 60 days; or

                           (e) make a general assignment for the benefit of its creditors; or

then and in each and every such case, subject to the provisions of the Subordination Agreement, the Noteholder may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, and may by notice to the Company declare (each, an "Acceleration") all or any part of the unpaid principal amount of the Note then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon and all other sums, if any, payable under the Note, shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and such holder or holders may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect; provided, however, notwithstanding the foregoing, in the case of an Event of Default under
Section 4.1.2, Acceleration shall be deemed automatic without notice to the Company.

         4.2. Annulment of Defaults. An Event of Default shall not be deemed to be in existence for any purpose of this Agreement if the Noteholder shall have waived such event in writing or stated in writing that the same has been cured to its reasonable satisfaction. No waiver or statement of satisfactory cure pursuant to this Section 4.2 shall extend to or affect any subsequent or other Event of Default not specifically identified in such waiver or statement of satisfactory cure or impair any of the rights of any holder of the Notes upon the occurrence thereof.

5. RESTRICTIONS ON TRANSFER OF NOTE; REGISTER. The Noteholder may not transfer or assign this Note in full or in part, without obtaining the Company's prior written consent. The Company shall keep at its principal office a register in which shall be entered the names and addresses of the registered holders of the Notes and particulars of the respective Notes held by them and of all transfers of the Notes.

6. SUBORDINATION OF NOTE.This Note and the rights and obligations evidenced hereby are subordinate and junior, in the manner and to the extent set forth in the Subordination Agreement, dated as of ____________, 2004, among the original Noteholder, the Company, Healthcare Business Credit Corporation, and other parties named therein (as from time to time in effect, the "Specified Subordination Agreement"), and any other subordination agreement in favor of any senior lender of the Company, the terms of which subordination agreement are not more restrictive with respect to payment of amounts due under this Note than the terms set forth in the Specified Subordination Agreement (collectively with the Specified Subordination Agreement, the "Subordination Agreement"), in each case to all Senior Debt as defined therein.

7. MISCELLANEOUS.

         7.1. Notices. Any notice or other communication to the Company or the Noteholder in connection with this Note shall be deemed to be delivered and received by such addressee if delivered or made in the manner stipulated in the notice provisions of Section 9.02 of the Agreement and Plan of Merger (a) in the case of the Company, to the addresses specified therein or to such other address as the Company shall have specified to the Noteholder in writing, and (b) in the case of the Noteholder to the address of the Noteholder contained in the register referred to in Section 5 hereof.

         7.2. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE COMPANY (BY ITS EXECUTION HEREOF) AND THE NOTEHOLDER (BY ITS ACCEPTANCE OF THIS NOTE) WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION ARISING OUT OF OR BASED UPON OR RELATING TO THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.

         7.3. Governing Law. This Note shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by a duly authorized officer as of the date first written above.

                                           ORION HEALTHCORP, INC.

                                           By___________________________________
                                               Name:
                                               Title: